Item 26(d)(iv)

TRANSAMERICA LIFE INSURANCE COMPANY
A stock company
Home Office: 4333 Edgewood Road N.E., Cedar Rapids, Iowa 52499
(Hereafter called the Company, we, our or us) - (319) 355 -4433

DEATH BENEFIT ENHANCEMENT RIDER
This Rider is made part of the Policy to which it is attached. The Cash Value Accumulation limitation percentages in Section One of the policy are hereby deleted and replaced by the following:

Insured's Age On Policy	Limitation Percentage	Insured's Age On Policy		Limitation Percentage
Anniversary	Male	Female	Anniversary	Male	Female
20	773	901	60	208	234
21	748	870	61	202	227
22	724	839	62	196	221
23	701	810	63	191	215
24	678	782	64	186	209
25	656	754	65	182	203
26	634	728	66	177	198
27	613	702	67	173	193
28	593	678	68	169	188
29	574	654	69	165	183
30	555	631	70	161	179
31	536	609	71	157	174
32	518	588	72	154	170
33	500	568	73	151	166
34	483	548	74	151	163
35	467	529	75	151	163
36	451	511	76	151	163
37	436	493	77	151	163
38	421	476	78	151	163
39	406	460	79	151	163
40	393	444	80	151	163
41	379	429	81	148	160
42	367	415	82	146	158
43	355	401	83	141	152
44	343	387	84	136	146
45	332	374	85	131	140
46	321	362	86	126	134
47	311	350	87	121	129
48	301	338	88	117	124
49	291	327	89	116	122
50	282	317	90	115	120
51	273	307	91	114	119
52	264	297	92	113	117
53	256	288	93	112	115
54	248	279	94	111	113
55	241	270	95	110	112
56	233	262	96	109	110
57	227	255	97	107	108
58	220	247	98	105	106
59	214	240	99	102	102
			100+	101	101
	Signed for us at our home office
/s/ Craig D. vermie                                                           /s/ Brenda Clancy
Secretary                                                                           President

EM DBER2 0110